Exhibit 10.5

FIRST AMENDMENT TO SEVERANCE AGREEMENT

This First Amendment (the “Amendment”) effective as of September 19, 2008 to the Severance Agreement, dated as of April 6, 2007 (the “Agreement”), between Nobel Learning Communities, Inc., a Delaware corporation, (“Nobel Learning”), and G. Lee Bohs (Executive”).

Background

Executive is a member of Nobel Learning’s senior leadership team and is expected to be actively involved in executing Nobel Learning’s plans for continued growth and success.

In an effort to acknowledge Executive’s important role in this process and to provide Executive with a degree of income and benefit protection in the event [his/her] employment is terminated, Executive and Nobel Learning entered into the Agreement.

Executive and Nobel Learning are amending the Agreement to conform the Agreement to the original intent of the parties.

All capitalized terms not defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, Nobel Learning and Executive hereby agree as follows:

1. Section 3(i) of the Agreement, “Limitation on Benefits Contingent Upon Change in Control,” is hereby deleted in its entirety.

2. All of the other terms and conditions of the Agreement, not inconsistent with the terms of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment the date and year first written above.

NOBEL LEARNING COMMUNITIES, INC.

By	/s/ George Bernstein
Name:	George Bernstein
Title:	President and CEO

EXECUTIVE

/s/ G. Lee Bohs
Print Name:	G. Lee Bohs